AMENDMENT 1 TO SCHEDULE A TO
                             PARTICIPATION AGREEMENT

                                      Among

                          PUTNAM CAPITAL MANAGER TRUST
                      (now known as Putnam Variable Trust)

                            PUTNAM MUTUAL FUNDS CORP.

                                       and

                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

THIS AMENDMENT 1 TO SCHEDULE A TO PARTICIPATION AGREEMENT (Amendment 1 to Schedule A) is made and entered into this 30th day of April, 1997 by and among Putnam Variable Trust (formerly Putnam Capital Manager Trust) (the "Fund"); Putnam Mutual Funds Corp. (the "Distributor"); and American Enterprise Life Insurance Company (the "Company").

WHEREAS, the Company, the Fund and the Distributor are parties to the Participation Agreement dated January 16th, 1995 (the "Agreement"); and

WHEREAS, the parties now desire to amend Schedule A to the Agreement to add two funds as Authorized Funds in which American Enterprise Life Insurance Company, on its own behalf and on behalf of the Accounts set forth on Schedule A, as amended, may invest;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Distributor agree as follows:

 1. Amendment to Schedule A. In accordance with the terms of the Agreement, the parties hereby amend Schedule A to include two new funds as Authorized Funds in which American Enterprise Life Insurance Company, on its own behalf and on behalf of the Accounts set forth on Schedule A, as amended, may invest. Schedule A, as amended, specifies which Authorized Funds are offered as investment options under each of the variable annuity contracts listed.

 2.      Counterparts.   This   Amendment  1  to  Schedule  A  may  be  executed
         simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment 1 to Schedule A to be executed in its name and behalf by its duly authorized representatives as of the date specified above.


PUTNAM VARIABLE TRUST               PUTNAM MUTUAL FUNDS CORP.

By:  /s/  John R. Veroni                    By:  /s/  Jeffrey M. Miller
------------------------                    ----------------------------
Name:   John R. Veroni                      Name:    Jeffrey M. Miller

Title:    Vice President                    Title:    Managing Director


AMERICAN ENTERPRISE LIFE
INSURANCE COMPANY                   ATTEST:

By:  /s/  Ryan Larson                       By:  /s/  William A. Stoltzmann

Title:  VP - Product Development            Name:    William A. Stoltzmann
        ----------------------------               -----------------------

Name:  Ryan Larson                                   Title:      VP

                                   Schedule A

                                    Contracts



American Enterprise Variable Annuity Account, established July 15, 1987.

         AEL Personal Portfoliosm offers the following Authorized Funds as investment options:

                  Putnam VT Diversified Income Fund
                  Putnam VT Growth and Income Fund
                  Putnam VT New Opportunities Fund
                  Putnam VT High Yield Fund

         AEL variable annuity distributed through TCF offers the following Authorized Funds as investment options:

                  Putnam VT Diversified Income Fund
                  Putnam VT Growth and Income Fund
                  Putnam VT New Opportunities Fund
                  Putnam VT Voyager Fund
                  Putnam VT Global Growth Fund




Date:  April 30, 1997